Exhibit 2

Number	Shares

GAMMON LAKE RESOURCES INCORPORATED

INCORPORATED UNDER THE LAWS OF THE PROVINCE OF QUEBEC

This Certifies that	CUSIP 364915 10 8

is the registered holder of

FULLY PAID AND NON-ASSESSABLE COMMON SHARE(S) WITHOUT PAR VALUE OF THE CAPITAL STOCK OF

GAMMON LAKE RESOURCES INCORPORATED

transferable only on the securities register of the Company by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Company has caused this Certificate to be signed by its duly authorized officers.

THIS

COUNTERSIGNED AND REGISTERED: MONTREAL TRUST COMPANY TRANSFER AGENT AND REGISTRAR BY:	TORONTO

/s/ Bradley H. Langille CHIEF EXECUTIVE OFFICER	/s/ Fred George PRESIDENT

AUTHORIZED SIGNATURE

SECURITIES REPRESENTED BY THIS CERTIFICATE ARE TRANSFERABLE AT THE OFFICE OF THE MONTREAL TRUST COMPANY IN TORONTO.

FOR VALUE RECEIVED the undersigned
hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY NUMBER OF TRANSFEREE

(NAME AND ADDRESS OF TRANSFEREE)

Shares of the Capital Stock represented by the within
Certificate, and do(es) hereby irrevocably constitute
and appoint

Attorney to transfer the said Stock on the Books of the within-named Company with full power of substitution in the premises.

Date:

Signature:

In the presence of: